Exhibit 99.2
Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
February 2008
Wellman, Inc. (the “Company”) filed for bankruptcy protection under the provisions of Chapter 11 on February 22, 2008. The results presented here represent the full month of February 2008 (pre-petition and post-petition).
Consolidated Statement of Operations
The $5.1 million decrease in gross profit (from $2.7 million in January to ($2.4) million in February) is mainly attributable to the change in raw material prices in the chemical-based segment. Current Raw Material Margin, which is the difference between the current months selling price and purchase price, was consistent in January and February. Our financial results in February were negatively impacted by the FIFO method of accounting for inventory, which resulted in $4.4 million of higher raw material costs from prior months being charged against current month’s selling prices. Additionally, in the recycled-based segment gross profit was also lower due to increased freight and added costs. Selling general and administrative expenses increased $1.1 million due to increased legal and professional fees associated with the potential sale of the Company as well as increased legal costs of operating in bankruptcy. As a result of the above items the operating loss for February increased to $6.4 from $0.4 in January. Interest expense decreased to $3.0 in February since starting on February 22, 2008 interest expense is only calculated on the amount borrowed in the DIP financing. Finally, $5.9 million of reorganization costs were incurred in February in connection with the Chapter 11 filing and the costs associated with terminating the Company’s financial instruments. As a result, the Company recorded a net loss of $15.3 million for February 2008. As indicated above the Company incurred $7 million in costs attributable to the reorganization, sales effort and bankruptcy. The year-to-date operating loss in 2008 is $6.8 million which is an improvement compared to the $7.4 million reported for the same period last year.
Consolidated Balance Sheet
The balance sheet at February 29, 2008, reflects $125.5 in borrowings under the DIP facility. Accounts receivable decreased by $1.8 compared to the January 31 balance and inventory levels decreased by $12.1 million, mainly attributable to lower raw material inventory levels in the chemical-based business ($8 million).
Consolidated Statement of Cash Flows
The Company borrowed $14.5 million in February and used it for the following purposes:
•	To fund the $7 million in additional cash costs noted above,

•	To pay $3.9 million of financing fees associated with the DIP financing,

•	As a result of the operational loss we incurred in February, net of changes in working capital, and

•	To increase the Company’s cash balance by $2.6 million primarily as a result of new banking requirements.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	February	January
	2008	2008

Net Sales	$75.5	$78.0

Cost of Sales	77.8	75.3

Gross Profit (Loss)	(2.4)	2.7

Selling, General and Administrative Expenses	4.0	3.1

Other (Income) Loss	0.1	0.0

Operating Income (Loss)	(6.4)	(0.4)

Interest Expense, Net**	3.0	4.7

Earnings (Loss) from Continuing Operations
Before Restructuring Items and Income Taxes	(9.4)	(5.0)

Reorganization Items, Net	5.9	0.0

Earnings (Loss) from Continuing Operations
Before Income Taxes	(15.3)	(5.0)

Income Tax Expense (Benefit)	0.0	0.0

Earnings (Loss) from Continuing Operations	(15.3)	(5.0)

Earnings (Loss) from Discontinued Operations,
Net of Tax	0.0	0.0

Net Earnings (Loss)	($15.3)	($5.0)

**	—	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the first and second lien debt, per the debt agreements, subsequent to Feb 22, 2008 was $775,147 and is not included in these financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	For the Month Ended		For the Year-to-Date
	February		Period Ended February
	2008	2007	2008	2007

Net Sales	$75.5	$128.1	$153.4	$218.7

Cost of Sales	77.8	127.8	153.1	218.2

Gross Profit (Loss)	(2.4)	0.3	0.3	0.5

Selling, General and Administrative Expenses	4.0	4.4	7.0	8.0

Other (Income) Loss	0.1	(0.0)	0.1	(0.0)

Operating Income (Loss)	(6.4)	(4.1)	(6.8)	(7.4)

Interest Expense, Net**	3.0	4.9	7.7	10.4

Earnings (Loss) from Continuing Operations
Before Restructuring Items and Income Taxes	(9.4)	(9.1)	(14.4)	(17.8)

Reorganization Items, Net	5.9	0.0	5.9	0.0

Earnings (Loss) from Continuing Operations
Before Income Taxes	(15.3)	(9.1)	(20.3)	(17.8)

Income Tax Expense (Benefit)	0.0	0.0	0.0	0.0

Earnings (Loss) from Continuing Operations	(15.3)	(9.1)	(20.3)	(17.8)

Earnings (Loss) from Discontinued Operations,
Net of Tax	0.0	(0.3)	0.0	(0.3)

Net Earnings (Loss)	($15.3)	($9.4)	($20.3)	($18.1)

**	—	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the first and second lien debt, per the debt agreements, subsequent to Feb 22, 2008 was $775,147 and is not included in these financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	February 29,	January 31,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$3.1	$0.5
Accounts receivable	130.7	132.5
Inventories	91.1	103.2
Prepaid expenses and other current assets	28.1	25.6
Current assets held for sale	—	—

Total current assets	253.1	261.8

Property, plant and equipment:
Land, buildings and improvements	90.5	90.5
Machinery and equipment	336.8	336.7
CIP	6.0	5.8

	433.2	433.0
Less accumulated depreciation	192.8	191.8

Net property, plant and equipment	240.4	241.2

Other assets	7.9	9.1
Noncurrent assets held for sale	—	0

Total Assets	$501.3	$512.1

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade*	$76.9	$77.3
Accrued liabilities*	15.8	25.6
Debtor in possession credit agreement	125.5	—
Other debt	—	559.2
Current liabilities associated with assets held for sale	—	—

Total current liabilities	218.2	662.1

First and Second Lien Debt*	448.3

Long-term debt	—	—
Deferred income taxes and other noncurrent liabilities	39.2	40.5
Noncurrent liabilities associated with assets held for sale	—	—

Total Liabilities	705.7	702.6

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	184.8
Paid-in capital	248.8	248.7
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	(1.4)
Accumulated deficit	(594.3)	(578.1)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(204.4)	(190.6)

	$501.3	$512.1

*	Includes liabilities subject to compromise which will be separately stated at quarter end.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	February 29,	February 28,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$3.1	$1.5
Accounts receivable	130.7	153.3
Inventories	91.1	98.7
Prepaid expenses and other current assets	28.1	33.5
Current assets held for sale	—	56.1

Total current assets	253.1	343.1

Property, plant and equipment:
Land, buildings and improvements	90.5	85.0
Machinery and equipment	336.8	949.7
CIP	6.0	9.6

	433.2	1,044.3
Less accumulated depreciation	192.8	493.5

Net property, plant and equipment	240.4	550.8

Other assets	7.9	30.4
Noncurrent assets held for sale	—	31.7

Total Assets	$501.3	$956.0

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable — trade*	$76.9	$79.1
Accrued liabilities*	15.8	22.4
Debtor in possession credit agreement	125.5	—
Other debt	—	0.3
Current liabilities associated with assets held for sale	—	21.7

Total current liabilities	218.2	123.5

First and Second Lien Debt*	448.3

Long-term debt	—	579.9
Deferred income taxes and other noncurrent liabilities	39.2	50.0
Noncurrent liabilities associated with assets held for sale	—	13.1

Total Liabilities	705.7	766.5

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	170.2
Paid-in capital	248.8	248.3
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	28.4
Accumulated deficit	(594.3)	(212.8)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(204.4)	189.5

	$501.3	$956.0

*	Includes liabilities subject to compromise which will be separately stated at quarter end.

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	February	January
	2008	2008

Cash flow from operating activities:
Net earnings (loss)	($15.3)	($5.0)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	0.0
Depreciation	1.0	1.1
Amortization	1.4	1.4
Amortization in interest expense	0.1	0.1
Deferred taxes on income	0.0	0.0
Reorganization Items	5.9	0.0
Payment of reorganization items	(5.9)	0.0
Changes in assets and liabilities:
Accounts receivable	1.8	(3.5)
Inventories	12.1	(6.2)
Prepaid expenses and other current assets	1.4	(0.6)
Other assets	(0.0)	(0.0)
Accounts payable and accrued liabilities	(10.2)	10.0
Other liabilities	(0.0)	(1.1)
Other	0.0	0.0

Net cash provided (used) by operating activities	(7.8)	(3.8)

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.2)	(0.5)

Net cash used by investing activities	(0.2)	(0.5)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	14.5	4.8
Dividends paid on common stock	0.0	0.0
Debt and equity issuance costs	(3.9)	0.0

Net cash provided (used) by financing activities	10.6	4.8

Discontinued Operations:
Operating activities	0.0	0.0
Investing activities	0.0	0.0
Financing activities	0.0	0.0

Net cash provided (used) by discontinued operations	0.0	0.0

Increase (decrease) in cash and cash equivalents	2.6	0.5
Cash and cash equivalents at beginning of period	0.5	0.0

Cash and cash equivalents at end of period	$3.1	$0.5

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
February Fiscal Period
(in millions)

	For the Month		For the YTD Period
	Ended February		Ended February
	2008	2007	2008	2007

Cash flow from operating activities:
Net earnings (loss)	($15.3)	($9.4)	($20.3)	($18.1)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	0.0	0.3	0.0	0.3
Depreciation	1.0	4.0	2.1	7.2
Amortization	1.4	1.2	2.9	2.6
Amortization in interest expense	0.1	0.4	0.1	0.7
Deferred taxes on income	0.0	(0.1)	0.0	(0.0)
Reorganization Items	5.9	0.0	5.9	0.0
Payment of reorganization items	(5.9)	0.0	(5.9)	0.0
Changes in assets and liabilities:
Accounts receivable	1.8	13.6	(1.7)	8.1
Inventories	12.1	14.0	5.8	15.6
Prepaid expenses and other current assets	1.4	0.7	0.7	1.1
Other assets	(0.0)	(0.0)	(0.0)	0.2
Accounts payable and accrued liabilities	(10.2)	10.0	(0.2)	(12.4)
Other liabilities	(0.0)	(0.0)	(1.1)	(0.8)
Other	0.0	(3.2)	0.0	(4.7)

Net cash provided (used) by operating activities	(7.8)	31.3	(11.6)	(0.1)

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.2)	(0.7)	(0.7)	(0.9)

Net cash used by investing activities	(0.2)	(0.7)	(0.7)	(0.9)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	14.5	(28.3)	19.3	2.8
Dividends paid on common stock	0.0	0.0	0.0	0.0
Debt and equity issuance costs	(3.9)	0.0	(3.9)	0.0

Net cash provided (used) by financing activities	10.6	(28.3)	15.4	2.8

Discontinued Operations:
Operating activities	0.0	(0.2)	0.0	0.3
Investing activities	0.0	(0.0)	0.0	(0.2)
Financing activities	0.0	(1.3)	0.0	(0.4)

Net cash provided (used) by discontinued operations	0.0	(1.5)	0.0	(0.3)

Increase (decrease) in cash and cash equivalents	2.6	0.8	3.1	1.5
Cash and cash equivalents at beginning of period	0.5	0.7	0.0	0.0

Cash and cash equivalents at end of period	$3.1	$1.5	$3.1	$1.5

In re Wellman, Inc., et al.
Case No. 08-10595 (SMB)
Reporting Period: February 23 — February 29, 2008
Cash Disbursements by Petitioning Entity

February 23 — February 29,
Petitioning Entities	Case Number:	2008
Wellman, Inc.	081-08-10595	$20,827,133
Fiber Industries, Inc.	081-08-10607	—
Wellman of Mississippi, Inc.	081-08-10605	—
PTA Resources LLC	081-08-10596	—
Prince, Inc.	081-08-10604	—
ALG, Inc.	081-08-10599	—
Wellman Fibres Ltd.	081-08-10598	—
MRF, Inc.	081-08-10600	—
Warehouse Associates Inc.	081-08-10601	—
MED Resins, Inc.	081-08-10602	—
Carpet Recycling of Georgia Inc.	081-08-10603	—
Josdav, Inc.	081-08-10606	—

$20,827,133